SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

BlackRock ESG Capital Allocation Term Trust

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Boaz R. Weinstein posted the following message to his X account:

Here’s a snippet from @BlackRock’s attempt to punch back despite being in an indefensible position on how they conduct elections: “This is another attempt from Saba’s predictable playbook to over-burden the fund and its board while Saba continues to accumulate shares…”

My reply: Perhaps if the trustees were not working so hard to illegally violate the 1940 Act, they wouldn’t be so ‘over-burdened’ and could assess how it’s even possible that $BIGZ lost $3bn of the $5bn it IPO’d in under 3 years! I’m asking on behalf of the many thousands of shareholders who got crushed.